UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K/A
(Amendment No.1)

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2013

___________________

XCELMOBILITY INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

     This Current Report on Form 8-K/A amends the Current Report on Form 8-K of XcelMobility, Inc. (the “Company”) filed on May 13, 2013 (the “Original Report”). The Original Report was filed to report the completion of the Company’s acquisition of Shenzhen Jifu Communication Technology Co., Ltd. a company organized under the laws of the People’s Republic of China (“Jifu”). In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. The Company hereby amends the Original Report in order to provide part (a) of Item 9.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of the Business Acquired

The audited balance sheets of Jifu as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2012 and 2011, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma balance sheet of the Company and the unaudited pro forma statement of operations giving effect to the acquisition of Jifu (the “Pro Forma Financials”) will be provided in a subsequent amendment to this Current Report on Form 8-K/A. The Company is in the process of revising its statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2012 (the “2012 Financial Statements”), which will have an impact on the Pro Forma Financials. Once the Company has updated the 2012 Financial Statements, it will provide the Pro Forma Financials in a subsequent amendment to this Current Report on Form 8-K/A.

(d)	Exhibits

Exhibit No.	Description
99.1	Audited Financial Statements of Jifu

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: July 17, 2013	/s/ Renyan Ge
Renyan Ge
Chief Executive Officer